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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Citigroup Employee Incentive Plan ("Registration Statement") of Citigroup Inc. of our report dated January 16, 2001, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report is included in the annual report on Form 10-K of Citigroup for the year ended December 31, 2000. Our report refers to changes, in 1999, in Citigroup's methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for the costs of start-up activities.


/s/ KPMG LLP


New York, New York
June 13, 2001